Exhibit 99.3

                                                                                                                                    NEWS

UNITED INDUSTRIAL CORPORATION

ANNOUNCES CONVERTIBILITY OF ITS

3.75% CONVERTIBLE SENIOR NOTES DUE 2024

DUE TO SUCCESSFUL COMPLETION OF

TENDER OFFER FOR ITS SHARES

UIC Contact:

Stuart F. Gray

410-628-8686

grays@aaicorp.com

                HUNT VALLEY, Md., November 15, 2007 — United Industrial Corporation (NYSE: UIC) announced today it is delivering notice to holders of its 3.75% Convertible Senior Notes due 2024 that such notes are convertible as a result of the successful completion by Textron Inc. (NYSE: TXT) of its tender offer for the outstanding shares of UIC common stock.  The depositary for the offer has advised UIC that as of the expiration of the offer on Tuesday, November 13, 2007, approximately 100% of the outstanding common stock of UIC was validly tendered in the offer and not withdrawn, which amount includes shares delivered through notices of guaranteed delivery.  On November 14, 2007, Textron, through a designated wholly owned subsidiary, accepted for purchase all shares that were validly tendered during the offer. UIC expects that Textron’s wholly owned subsidiary will merge with and into UIC on or before Monday, November 19, 2007.

                As more fully described in the notice being delivered today to noteholders, as a result of the successful completion of the tender offer and the expected consummation of the merger, pursuant to the indenture governing the notes, holders may elect to surrender their notes for conversion until December 11, 2007. If the merger is not consummated on or before November 19, 2007, this conversion period may be extended.  Noteholders that convert their notes during this period will receive a repurchase event make-whole premium equal to 2.852% of the principal amount of the notes so converted.  Noteholders that convert their notes after this conversion period (including any extension) has ended will not be entitled to the repurchase event make-whole premium in respect of the notes so converted.

                UIC has previously announced its election to pay any repurchase event make-whole premium payable in connection with the conversion of notes solely in cash.  In addition, UIC is electing to satisfy 100% of any amounts due upon surrender of notes for conversion in cash.

                The procedures that holders must follow to convert their notes are set forth in the indenture and are included in the notice being delivered today to noteholders.  Holders of notes should carefully read this notice as it contains important information regarding their rights with respect to the notes.

                United Industrial Corporation designs, produces, and supports aerospace and defense systems through its wholly owned subsidiary, AAI Corporation, and AAI Corporation’s direct and indirect wholly owned subsidiaries, AAI Services Corporation, Aerosonde Pty Ltd, Aerosonde North America Incorporated, ESL Defence Limited, McTurbine Inc., and Symtx, Inc. Its high technology products and services include unmanned aircraft systems, training and simulation systems, automated aerospace test and maintenance equipment, armament systems, aviation ground support equipment, logistical and engineering services, and maintenance, repair and overhaul activities.

                For more information, visit www.unitedindustrial.com.

                Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “pending,” “plans,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements, which include, but are not limited to, statements regarding the pending merger of the company with an indirect wholly owned subsidiary of Textron Inc., projections of revenues, earnings, segment performance, cash flows, and contract awards. These forward- looking statements are subject to inherent risks and uncertainties which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements. The company makes no commitment to update any forward- looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the company and its various risk factors, please see the company’s most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

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